EXHIBIT 10.3

                       COVENANT NOT TO COMPETE AGREEMENT
                               (ARLENE LISSNER)


      This Covenant Not to Compete Agreement dated September 9, 1997, (this "Agreement"), is by and between CORNELL CORRECTIONS, INC., a Delaware corporation (the "Purchaser"), and ARLENE LISSNER ("LISSNER").

      1. ACKNOWLEDGMENTS AND AGREEMENTS BY LISSNER. Lissner hereby acknowledges and agrees that:

            (a) The Purchaser would not have purchased the assets pursuant to the Asset Purchase Agreement dated August 14, 1997 by and among the Purchaser and the Abraxas Group of companies named therein (collectively, the "SELLER") if Lissner had not executed and delivered this Agreement to the Purchaser;

            (b) Lissner has had, and throughout the term of Lissner's employment with the Purchaser will continue to have, access to information that is confidential to the Purchaser, that constitutes a valuable, special and unique asset of the Purchaser, and with respect to which the Purchaser is entitled to the protections afforded by this Agreement and to the remedies for enforcement of this Agreement provided by law or in equity (including, without limitation, those remedies the availability of which may be within the discretion of the court in which any action for enforcement of this Agreement is brought); and

            (c) In consideration of Lissner's non-competition and non-disclosure agreements set forth herein, the Purchaser will pay Lissner 10 annual installments of $60,000 each payable on the second day of January commencing on January 2, 1998. No interest will accrue on any installment. Payments under this Agreement may be accelerated upon the mutual agreement of the parties.

      2.    NON-COMPETITION COVENANTS.

            (a) During the period of time that ends on the 20th anniversary of the date hereof (the "COVENANT PERIOD"), Lissner agrees that she will not, directly or indirectly, acting alone or as a member of a partnership, as a holder or owner of any security, as an agent, advisor, consultant to or representative of any Person, or through any Affiliate:

                  (i) engage in any business in competition with the Business or any other business operation of Purchaser or its Affiliates in the adult or juvenile prison, substance abuse/chemical dependency or halfway-house construction or management field in the United States; or

                  (ii) request that any present or future customer or supplier of the Purchaser or any of its Affiliates curtail or cancel its business with Purchaser or any such Affiliate; or


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                  (iii) induce or attempt to influence any employee of the
            Purchaser or any of its Affiliates to terminate his or her employment with the Purchaser or any such Affiliate, or hire or retain the services of any such employee, whether as an employee, consultant, independent contractor or otherwise.

            (b) Upon termination of Lissner's employment with Purchaser and its Affiliates, Lissner may act as an advisor for state and local governmental mental health and drug and alcohol abuse programs, provided that Lissner
      (i) continues to comply with the provisions of this Agreement, including but not limited to this SECTION 2, (ii) does not direct or advise such programs to use the services of any competitor of the Purchaser or its Affiliates, and (iii) does not advise such programs in the development of facilities or departments which directly or indirectly compete, or will compete, with Purchaser or its Affiliates.

            (c)   For purposes of this Agreement:

                  (i) AFFILIATE: with respect to any Person, shall mean any
            Person directly or indirectly controlling, controlled by or under common control with such Person, and any natural Person who is an officer, director or partner of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  (ii) BUSINESS: shall mean the businesses engaged in by Seller, consisting primarily of owning and operating juvenile correction and detention facilities.

                  (iii) PERSON: shall mean any individual, partnership, joint venture, corporation, limited liability company, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

      3. CONFIDENTIAL INFORMATION. During the Covenant Period and thereafter, Lissner shall hold in strict confidence, and shall not disclose to any person (other than officers, directors, employees, agents and consultants of the Purchaser) any confidential information of the Purchaser and its Affiliates. For purposes of this Section 3, the term "CONFIDENTIAL INFORMATION" shall include, without limitation, trade secrets, client and customer lists, client or consultant contracts and the details thereof, pricing policies, operational methods, marketing plans or strategies, business acquisition and expansion plans, personnel acquisition plans and all other information pertaining to the business of the Purchaser and its Affiliates that is not publicly available, including but not limited to confidential information relating to the Business. Lissner shall not use such confidential information except for the sole benefit of the Purchaser.

      4. PROPERTY OF THE COMPANY AND THE PURCHASER. Promptly upon the termination of the employment of Lissner with the Purchaser or any Affiliate of the Purchaser, as the case may be, Lissner shall surrender to the Purchaser all written materials (and all copies thereof), and all information stored in computer memories or on microfiche, magnetic tape or diskette, that are at the

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time in her possession or control and that pertain to the business or affairs of the Purchaser or its Affiliates.

      5.    REMEDIES.

            (a) The parties hereto hereby agree that if Lissner violates or threatens to violate any of the provisions of this Agreement, it would be difficult to determine the entire cost, damage or injury which the Purchaser and its Affiliates would sustain; accordingly, the Purchaser and its Affiliates shall have the right to withhold payment of all or any part of the consideration to be paid to Lissner pursuant to Section 1(c). Notwithstanding the above, Lissner acknowledges that if she violates or threatens to violate any of the provisions of this Agreement, the Purchaser and its Affiliates may have no adequate remedy at law. In that event, the Purchaser and its Affiliates shall have the right, in addition to any other rights that may be available to them, to obtain in any court of competent jurisdiction injunctive relief to restrain any violation or threatened violation by Lissner of any provision of this Agreement or to compel specific performance by Lissner of one or more of her obligations under this Agreement (any requirements for posting of bonds for injunction are hereby expressly waived). The seeking or obtaining by the Purchaser or its Affiliates of such injunctive relief shall not foreclose or in any way limit the right of the Purchaser or its Affiliates to obtain a money judgment against Lissner for any damage to the Purchaser or its Affiliates that may result from any breach by Lissner of any provision of this Agreement.

      6. REFORMATION OF COVENANTS. Lissner acknowledges that the covenants contained in Sections 2 and 3 are reasonable in geographical and temporal scope and in all other respects. If any court determines that any of such covenants, or any part thereof, are unenforceable, then (a) the remainder of such covenants shall not be affected by such determination and (b) those of such covenants that are determined to be unenforceable because of the duration or scope thereof shall be reformed by the court to reduce their duration or scope so as to render the same enforceable against Lissner.

      7.    MISCELLANEOUS.

            (a) SEVERABILITY AND BREACH. The unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. A material breach of the contemporaneous Employment Agreement by Abraxas Group, Inc. and/or Purchaser shall constitute a breach of this Agreement.

            (b) WAIVERS. No delay or omission by the Purchaser in exercising any right of the Purchaser under this Agreement shall operate as a waiver of that or any other right. A waiver by the Purchaser on any one occasion of any particular right shall be effective only in that particular instance and shall not be construed as a waiver of that or any other right on any other occasion.

            (c) AMENDMENT OF THIS AGREEMENT. This Agreement may be amended only by an amendment hereto in writing that is executed by the Purchaser and Lissner.

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            (d) HEADINGS FOR CONVENIENCE ONLY. The headings contained in this
      Agreement are intended solely for the convenience of the parties to this Agreement and shall not affect their rights.

            (e) NOTICES. All notices and other communications required or permitted to be delivered pursuant to any provision of this Agreement shall be in writing and addressed as follows:

            (i)   If to the Purchaser:

                        Cornell Corrections, Inc.
                        4801 Woodway, Suite 100E
                        Houston, Texas 77056
                        Attention: Mr. Steven W. Logan
                        Telecopy No.: (713) 623-2853

                  With copies (which shall not constitute notice) to:

                        Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                        3400 Texas Commerce Tower
                        Houston, Texas 77002
                        Attention:  Mr. Michael T. Peters
                        Telecopy No.: (713) 223-3717

            (ii)  If to Lissner, to her at:

                        144 N. Dithridge
                        Pittsburgh, PA 15213
                        Telecopy No.:__________

                  With copies (which shall not constitute notice) to:

                        Obermayer Rebman Maxwell & Hippel, L.L.P.
                        USX Tower, Suite 4440
                        600 Grant Street
                        Pittsburgh, PA 15219
                        Attention: Marvin S. Lieber
                        Telecopy No.: (412) 566 1508

            The address of either party set forth above may be changed by such party by delivering notice of such change to the other party to this Agreement. Any notice mailed shall be deemed to have been given and received on the third business day following the day of deposit in the United States mail.

            (f) ASSIGNMENTS. The rights and obligations of the parties under this Agreement may not be assigned, except that the Purchaser may, at its option, assign one or more of this rights or obligations under this Agreement to any of its Affiliates or in connection with a

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      transfer of all or substantially all of the assets or stock of Purchaser or a merger or consolidation of Purchaser with and into another corporation or other entity; provided, however, any such assignment shall not relieve Purchaser of its obligations hereunder.

            (g) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas.

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            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    CORNELL CORRECTIONS, INC.

                                    By: /s/ STEVEN W. LOGAN
                                    Name:   Steven W. Logan
                                    Title:  Chief Financial Officer,
                                            Secretary and Treasurer


                                        /s/ ARLENE R. LISSNER
                                            Arlene R. Lissner

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